Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-55582, No. 333-112842, and No. 333-148819) on Form S-8 of The PBSJ Corporation of our report relating to the financial statements of The PBSJ Corporation and subsidiaries dated January 13, 2010, appearing in the Annual Report on Form 10-K of The PBSJ Corporation for the year ended September 30, 2009.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida

January 13, 2010